Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form SB-2 (File Nos. 333-130254 and 333-120879) and on Form S-8 (File No. 333-128344) of Spectre Gaming, Inc. of our report dated February 10, 2006, except for Note 18, as to which the date is March 21, 2006, which appears on page 25 of this annual report on Form 10-KSB for the year ended December 31, 2005.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota March 24, 2006